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                                  HOLLYER BRADY SMITH & HINES LLP
                                         551 Fifth Avenue
                                        New York, NY 10176

                                        Tel:  (212) 818-1110
                                        FAX:  (212 818-0494

                                                            May 15, 2001

To the Trustees of Prime Cash Fund


         We consent to the incorporation by reference into Amendment No. 23 under the 1940 Act of our opinion dated April 16, 1997.

                                   HOLLYER BRADY SMITH & HINES LLP


                                   By: /s/ W.L.D. Barrett
                                      ----------------------------
                                      Partner